UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 20, 2019 (February 19, 2019)

NEWELL BRANDS INC.

(Exact name of registrant as specified in its charter)

Delaware	1-9608	36-3514169
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

221 River Street

Hoboken, New Jersey 07030

(Address of principal executive offices including zip code)

(201) 610-6600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) 2019 Long Term Incentive Plan Awards

On February 12, 2019, Newell Brands Inc. (the “Company”) disclosed on a Current Report on Form 8-K that the Organizational Development & Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of the Company approved the 2019 Long Term Incentive Plan Terms and Conditions under the Company’s shareholder approved 2013 Incentive Plan (as amended, the “LTIP”), pursuant to which the Company makes annual long term incentive awards based on shares of the Company’s common stock, including restricted stock units (“RSUs”).

Effective February 19, 2019, awards were made to the following named executive officers, all of which are based on the closing price of the Company’s stock on February 19, 2019, or $17.01 (the “2019 LTIP Awards”):

Michael Polk, President & Chief Executive Officer	411,522 performance-based RSUs, representing a value of $7,000,000

Christopher Peterson, Executive Vice President, Chief Financial Officer	176,366 performance-based RSUs, representing a value of $3,000,000

Bradford Turner, Chief Administrative & Legal Officer and Corporate Secretary	65,843 performance-based RSUs and 28,218 time based RSUs, representing a total value of $1,600,000

In connection with the 2019 LTIP Awards, the Company and named executive officers above will enter into updated Restricted Stock Unit Award Agreements (the “RSU agreement”). Under the RSU Agreements, performance-based RSUs will vest on the third anniversary of the grant date, subject to continuous employment and the level of attainment of applicable performance metrics based on relative total shareholder return and cumulative free cash flow. Time-based RSUs will vest in equal installments on each of the first, second and third anniversaries of the grant date, subject to continuous employment. The RSU agreement, among other things, also provides that if the Grantee’s employment with the Company and all affiliates is terminated by the Company for any reason other than Good Cause (as defined in the RSU agreement) or is terminated by the Grantee for Good Reason (as defined in the RSU agreement), prior to the third anniversary of the Award Date (as defined in the RSU agreement), unvested time-based RSUs and performance-based RSUs will remain outstanding until the applicable vesting date, upon which time they will vest in pro-rata amounts corresponding to the date of termination (without regard to any continuous employment requirements), provided that any performance-based RSUs will only vest to the extent the applicable performance criteria are achieved. The RSU agreement also provides for full and/or pro-rata vesting of such awards in the event of the Grantee’s death, disability or retirement. The updated RSU agreement applicable to named executive officers provides that the Grantee will be subject to confidentiality, non-solicitation, non-competition and non-disparagement restrictive covenants. This does not purport to be a complete description of the updated form of RSU agreement and is qualified in its entirety by reference to the updated form of RSU agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit

10.1	Form of 2019 Restricted Stock Unit Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 20, 2019		NEWELL BRANDS INC.

	By:	/s/ Bradford R. Turner
Bradford R. Turner Chief Legal and Administrative Officer and Corporate Secretary